EXHIBIT 99.1

Mawson Infrastructure Group Inc. Announces New Board Chair

New Board Chair Appointment Highlights Continued Company Transformation and Enhances Focus on U.S. Operations and Growth Opportunities

MIDLAND, Pa., April 15, 2024 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson” or the “Company”), a digital infrastructure provider, announced that the Board of Directors of the Company has appointed Ryan Costello as the Chair of the Company’s Board of Directors effective April 9, 2024.

“I look forward to serving in this role on behalf of Mawson shareholders, and believe we have the right team in place to deliver on implementing our growth plans. Thank you to Greg Martin for his service as Chair. Our mission is to continue positive performance on a quarterly basis with an eye always toward bringing long-term stability to our bottom line in what has historically been a volatile sector,” said Mr. Costello.

Mr. Costello previously served as U.S. Congressman from Pennsylvania (PA-6) from 2015-2019. During his tenure in the United States Congress, he served on the Congressional Committee on Energy and Commerce, which oversees a broad range of industries and policy areas, as well as the Transportation and Veteran’s Affairs Committees. He served as a fellow at the George Washington University Graduate School of Political Management and has been a visiting lecturer at American University. Mr. Ryan Costello has served as a board member of Mawson Infrastructure Group Inc. since October 2023.

This board chair appointment further advances Mawson’s corporate strategy to enhance its focus on U.S. operations and pipeline of growth opportunities. Mr. Martin continues to serve as a non-executive member of the Company’s Board of Directors.

Rahul Mewawalla, CEO and President, of Mawson commented, “We are excited about the numerous opportunities ahead for Mawson and our industry as we continue to further advance our operational, technological, and strategic plans. As we progress our transformation ahead, we are looking forward to enhancing our digital infrastructure platform capabilities across self-mining, co-location, and energy management.”

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure company. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson aligns digital infrastructure, sustainable energy, and next-generation fixed and mobile data center solutions, enabling efficient Bitcoin production and on-demand deployment of digital infrastructure assets. Mawson Infrastructure Group is emerging as a global leader in ESG focused digital infrastructure and Bitcoin mining.

For more information, visit: www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023, August 21, 2023, November 13, 2023, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For more information, visit: https://mawsoninc.com/
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